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As filed with the Securities and Exchange Commission on February 9, 2004

Registration No. 333-111259

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 5
to
Form S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

BRISTOL WEST HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (Jurisdiction of incorporation or organization)	6331 (Primary Standard Industrial Classification Code Number)	13-3994449 (I.R.S. Employer Identification Number)

5701 Stirling Road
Davie, Florida 33314
(954) 316-5200

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Alexis S. Oster, Esq.
General Counsel
5701 Stirling Road
Davie, Florida 33314
(954) 316-5200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John B. Tehan, Esq. Gary L. Horowitz, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000	Alexander M. Dye, Esq. LeBoeuf, Lamb, Greene & MacRae, L.L.P. 125 West 55th Street New York, New York 10019 (212) 424-8000

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after the registration statement becomes effective.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering price	Amount of Registration Fee(1)

Common Stock, par value $0.01 per share(2)	17,250,000 shares	$21.00	$362,250,000	$32,158

(1)
$24,270 of the total registration fee of $32,158 was paid on December 16, 2003, prior to the initial filing of the registration statement and $7,888 of the total registration fee of $32,158 was paid on January 28, 2004, prior to the filing of Amendment No. 2.

(2)
Includes shares of common stock to be sold by certain selling stockholders identified herein.

        The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        This Amendment No. 5 to the Registration Statement on Form S-1 of Bristol West Holdings, Inc. is being filed for the purpose of filing exhibits.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the expenses payable by the Registrant in connection with the issuance and distribution of the ordinary shares being registered hereby. All of such expenses are estimates, other than the filing and quotation fees payable to the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. and the New York Stock Exchange.

SEC Registration Fee	$32,158
Printing and Engraving Expenses	355,000
Legal Fees	750,000
Accounting Fees	500,000
NYSE Listing Fees	150,000
NASD Filing Fee	30,500
Miscellaneous	150,000

Total	$1,967,658

ITEM 14.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Bristol West Holdings, Inc. (the "Registrant") is a Delaware corporation. Section 145 of the Delaware General Corporation Law (the "DGCL") grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the directors' fiduciary duty of care, except (i) for any breach of the directors' duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

        The Registrant's Amended and Restated Certificate of Incorporation (to be filed as Exhibit 3.1) provides that except as otherwise provided by the DGCL, no director of the Registrant will be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

        The Registrant's Amended and Restated Bylaws (to be filed as Exhibit 3.2) also provides that the Registrant will indemnify its directors and officers, as specified in its Amended and Restated Certificate of Incorporation. In addition, to the fullest extent permitted by the DGCL, the Registrant will indemnify any current or former director or officer of the Registrant and may, at the discretion of the board of directors, indemnify any current or former employee or agent of the Registrant against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the Registrant or otherwise, to which he was or is a party by reason of his current or former position with the Registrant or by reason of the fact that he is or was serving, at the request of the Registrant, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture or other enterprise.

        The Registrant has also obtained officers' and directors' liability insurance, which insures against liabilities that officers and directors of the Registrant may, in such capacities, incur.

ITEM 15.    RECENT SALES OF UNREGISTERED SECURITIES

        During the three years preceding the filing of this registration statement, the Registrant sold shares of and issued options for its common stock and preferred stock in the amounts, at the times, and for the aggregate amounts of consideration listed below without registration under the Securities Act of 1933. Exemption from registration under the Securities Act for each of the following sales is claimed under Section 4(2) of the Securities Act because each of the transactions was by the issuer and did not involve a public offering:

        On March 31, 2001, the Registrant issued 679,932 options to purchase common stock at an exercise price of $3.83 per share to employees. Additionally, the Registrant issued 149,937 shares of common stock to employees for an aggregate consideration of $575,000.

        On April 1, 2001, the Registrant issued 97,785 options to purchase common stock at an exercise price of $3.83 per share to Fisher Capital Corp. LLC.

        On July 1, 2001, the Registrant issued 32,595 options to purchase common stock at an exercise price of $3.83 per share to Fisher Capital Corp. LLC and 782,280 warrants to purchase common stock at an exercise price of $3.83 per share to Inter-Ocean Reinsurance (Ireland) Limited.

        On October 1, 2001, the Registrant issued 32,595 options to purchase common stock at an exercise price of $3.83 per share to Fisher Capital Corp. LLC.

        On November 12, 2001, the Registrant issued 16,298 options to purchase common stock at an exercise price of $3.83 to an employee. Additionally, the Registrant issued 6,519 shares of common stock to an employee for an aggregate consideration of $25,000.

        On January 1, 2002, the Registrant issued 129,207 options to purchase common stock at an exercise price of $3.83 per share to employees and 32,595 options to purchase common stock at an exercise price of $3.83 per share to Fisher Capital Corp. LLC. Additionally, the Registrant issued 1,304 shares of common stock to an employee for an aggregate consideration of $5,000.

        On February 4, 2002, the Registrant issued 19,557 options to purchase common stock at an exercise price of $3.83 per share to employees. Additionally, the Registrant issued 2,608 shares of common stock to an employee for an aggregate consideration of $10,000.

        On April 1, 2002, the Registrant issued 32,595 options to purchase common stock at an exercise price of $3.83 per share to Fisher Capital Corp. LLC.

        On April 29, 2002, the Registrant issued 102,348 options to purchase common stock at an exercise price of $3.83 per share to employees. Additionally, the Registrant issued 23,468 shares of common stock to employees for an aggregate consideration of $90,000.

        On May 1, 2002, the Registrant issued 67,798 options to purchase common stock at an exercise price of $3.83 per share to an employee. Additionally, the Registrant issued 10,430 shares of common stock to an employee for an aggregate consideration of $40,000.

        On July 1, 2002, the Registrant issued 5,215 options to purchase common stock at an exercise price of $3.83 per share to an employee and 32,595 options to purchase common stock at an exercise price of $3.83 per share to Fisher Capital Corp. LLC. Additionally, the Registrant issued 2,608 shares of common stock to an employee for an aggregate consideration of $10,000.

        On July 23, 2002, the Registrant issued 521,520 options to purchase common stock at an exercise price of $3.83 per share to FireMark Partners, LLC.

        On September 25, 2002, the Registrant issued 3,911 options to purchase common stock at an exercise price of $3.83 per share to an employee. Additionally, the Registrant issued 1,956 shares of common stock to an employee for an aggregate consideration of $7,500.

        On October 1, 2002, the Registrant issued 32,595 options to purchase common stock at an exercise price of $3.83 per share to Fisher Capital Corp. LLC.

        On November 4, 2002, the Registrant issued 5,215 options to purchase common stock at an exercise price of $3.83 per share to an employee. Additionally, the Registrant issued 2,608 shares of common stock to an employee for an aggregate consideration of $10,000.

        On November 20, 2002, the Registrant issued 5,215 options to purchase common stock at an exercise price of $3.83 per share to an employee. Additionally, the Registrant issued 2,608 shares of common stock to an employee for an aggregate consideration of $10,000.

        On January 1, 2003, the Registrant issued 84,747 options to purchase common stock at an exercise price of $3.83 per share to an employee and 32,595 options to purchase common stock at an exercise price of $3.83 per share to Fisher Capital Corp. LLC. Additionally, the Registrant issued 16,949 shares of common stock to an employee for an aggregate consideration of $65,000.

        On April 1, 2003, the Registrant issued 19,557 options to purchase common stock at an exercise price of $3.83 per share to a consultant and 32,595 options to purchase common stock at an exercise price of $3.83 per share to Fisher Capital Corp. LLC.

        On April 7, 2003, the Registrant issued 1,304 options to purchase common stock at an exercise price of $7.67 per share to an employee. Additionally, the Registrant issued 652 shares of common stock to an employee for an aggregate consideration of $5,000.

        On May 1, 2003, the Registrant issued 42,374 options to purchase common stock at an exercise price of $7.67 per share to employees.

        On June 17, 2003, the Registrant issued 5,215 options to purchase common stock at an exercise price of $7.67 per share to an employee. Additionally, the Registrant issued 2,608 shares of common stock to an employee for an aggregate consideration of $20,000.

        On July 1, 2003, the Registrant issued 32,595 options to purchase common stock at an exercise price of $3.83 per share to Fisher Capital Corp. LLC.

        On August 21, 2003, the Registrant issued 39,114 options to purchase common stock at an exercise price of $7.67 per share to an employee. Additionally, the Registrant issued 9,779 shares of common stock to an employee for an aggregate consideration of $75,000.

        On September 30, 2003, the Registrant issued 2,608 options to purchase common stock at an exercise price of $7.67 per share to an employee. Additionally, the Registrant issued 1,304 shares of common stock to an employee for an aggregate consideration of $10,000.

        On October 1, 2003, the Registrant issued 123,861 options to purchase common stock at an exercise price of $3.83 per share to Fisher Capital Corp. LLC.

        On December 8, 2003, the Registrant issued 48,893 options to purchase common stock at an exercise price of $15.34 per share to an employee.

ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)   Exhibits

Exhibit Number		Description of Document
1.1		Form of Underwriting Agreement
3.1		Form of Amended and Restated Certificate of Incorporation of the Registrant
3.2		Form of Amended and Restated Bylaws of the Registrant
4.1	**	Form of Certificate of Common Stock
4.2	**	Registration Rights Agreement, dated as of July 10, 1998, between the Registrant and Bristol West Associates LLC
4.3	**	Shareholder Subscription Agreement, dated as of July 9, 1998, between the Registrant and Fisher Capital Corp. LLC
4.4	**	Sale Participation Agreement, dated as of July 9, 1998, among KKR Partners II, L.P., KKR 1996 Fund L.P., Bristol West Associates LLC and Fisher Capital Corp. LLC
4.5	**	Form of Stockholder Agreement for Senior Management
4.6	**	Form of Stockholder Agreement for Employees
4.7	**	Form of Sale Participation Agreement
5.1	**	Opinion of Simpson Thacher & Bartlett LLP
10.1	**	Aggregate Excess of Loss Reinsurance Agreement, effective January 1, 2001, among Coast National Insurance Company, Security National Insurance Company and Inter-Ocean Reinsurance (Ireland) Limited
10.2	**
Quota Share Reinsurance Agreement, effective January 1, 2002, among Coast National Insurance Company, Security National Insurance Company, Bristol West Insurance Company, Bristol West Casualty Insurance Company and National Union Fire Insurance Company of Pittsburgh, PA
10.3	**
Addendum I to Quota Share Reinsurance Agreement, between Coast National Insurance Company, Security National Insurance Company, Bristol West Insurance Company and Bristol West Casualty Insurance Company and National Union Fire Insurance Company of Pittsburgh, PA
10.4	**
Addendum II to Quota Share Reinsurance Agreement between Coast National Insurance Company, Security National Insurance Company, Bristol West Insurance Company and Bristol West Casualty Insurance Company and National Union Fire Insurance Company of Pittsburgh, PA
10.5	**
Quota Share Reinsurance Agreement, effective January 1, 2002, among Coast National Insurance Company, Security National Insurance Company, Bristol West Insurance Company, Bristol West Casualty Insurance Company and Alea London, Ltd.

10.6	**
Addendum I to Quota Share Reinsurance Agreement between Coast National Insurance Company, Security National Insurance Company, Bristol West Insurance Company and Bristol West Casualty Insurance Company and Alea London, Ltd.
10.7	**
Quota Share Reinsurance Agreement, effective January 1, 2002, between Coast National Insurance Company, Security National Insurance Company, Bristol West Insurance Company, Bristol West Casualty Insurance Company and Chubb Atlantic Reinsurance Specialists Ltd.
10.8	**
Addendum I to Quota Share Reinsurance Agreement between Coast National Insurance Company, Security National Insurance Company, Bristol West Insurance Company and Bristol West Casualty Insurance Company and Chubb Atlantic Reinsurance Specialists Ltd.
10.9	**
Addendum II to Quota Share Reinsurance Agreement between Coast National Insurance Company, Security National Insurance Company, Bristol West Insurance Company and Bristol West Casualty Insurance Company and Chubb Atlantic Reinsurance Specialists Ltd.
10.10	**
Credit Agreement, dated as of July 10, 1998, among the Registrant, each party listed on Schedule I thereto, the Chase Manhattan Bank, as Administrative Agent, and the Bank of New York, as Syndication Agent
10.11	**
First Amendment to Credit Agreement, dated as of December 31, 1999, among the Registrant, the various lenders party to the Credit Agreement, the Chase Manhattan Bank, as Administrative Agent, and the Bank of New York, as Syndication Agent
10.12	**	Form of California Broker's Agreement
10.13	**	Letter Agreement, dated as of July 9, 1998, between the Registrant and Fisher Capital Corp. LLC
10.14	**	Amendatory Agreement to Letter Agreement between the Registrant and Fisher Capital Corp. LLC, dated as of December 18, 2000
10.15	**	Amendatory Agreement to Letter Agreement between the Registrant and Fisher Capital Corp. LLC, dated as of January 1, 2002
10.16	**	Stock Option Plan for the Management and Key Employees of the Registrant and Subsidiaries
10.17	**	Employment Agreement, dated as of January 1, 2004, between James R. Fisher and Bristol West Holdings, Inc.
10.18		2004 Stock Incentive Plan for the Registrant and Subsidiaries
21.1	**	List of Subsidiaries of the Registrant
23.1	**	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)
23.2	**	Consent of Deloitte & Touche LLP
24.1	**	Power of Attorney

*
To be filed by amendment.
**
Previously filed.

(b)   Financial Statement Schedules

Schedule Number	Description of Document
Report	Independent Auditors' Report
I	Summary of Investments—Other than Investments in Affiliates
II	Condensed Financial Information of Registrant (Balance Sheets, Statements of Operations and Statements of Cash Flows)
III	Supplementary Insurance Information
IV	Reinsurance
VI	Supplementary Information Concerning Property and Casualty Insurance Operations

        The consolidated financial statements of Bristol West Holdings, Inc. included elsewhere in this Registration Statement have been prepared to give effect to the completion of a 130.38-for-one split of the Company's outstanding common stock (as described in the third paragraph in Note 1), which will take place on or about February 11, 2004. On the effective date of the offering, we expect to be able to issue the following report.

INDEPENDENT AUDITORS' REPORT

"To the Board of Directors of
Bristol West Holdings, Inc
Davie, Florida

We have audited the consolidated financial statements of Bristol West Holdings, Inc. as of December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002, and have issued our report thereon dated December 10, 2003 (February     , 2004 as to the third paragraph of Note 1) included elsewhere in this Registration Statement (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the adoption of Statement of Financial Accounting Standards No. 142). Our audits also included the financial statement schedules listed in Item 16 of this Registration Statement. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP
Hartford, Connecticut
December 10, 2003"

BRISTOL WEST HOLDINGS, INC.

SCHEDULE I

SUMMARY OF INVESTMENTS—OTHER THAN INVESTMENTS IN AFFILIATES

(in thousands)

	As of December 31, 2002
	Amortized Cost	Fair Value	Amount at which shown on Balance Sheet
Type of Investment
Fixed Maturities
U.S. Government securities	$9,311	$9,518	$9,518
Mortgage backed bonds	6,156	6,412	6,412
Tax exempt bonds	3,231	3,359	3,359
Collateralized mortgage obligations	43,709	45,369	45,369
Corporate and other	59,939	62,453	62,453

Total fixed maturities	$122,346	$127,111	$127,111

Equity Securities
Preferred stock—public utilities	$413	$366	$366

Total equity securities	$413	$366	$366

Total investments	$122,759	$127,477	$127,477

BRISTOL WEST HOLDINGS, INC.

SCHEDULE II

CONDENSED FINANCIAL INFORMATION OF REGISTRANT

BALANCE SHEETS

(in thousands)

	December 31,
	2002	2001
Assets
Cash and cash equivalents	$4,532	$185
Investment in subsidiaries	61,659	63,154
Deferred financing fees	1,643	2,928
Deferred income taxes	20,864	11,834
Goodwill	102,576	102,576
Other assets	2,945	4,256

Total assets	$194,219	$184,933

Liabilities and Capital:
Due to affiliates	14,000	—
Accounts payable, accrued expenses, and other liabilities	5,903	9,930
Long-term debt	71,500	86,500

Total liabilities	91,403	96,430

Stockholders' Equity
Common stock, $.01 par value	2	2
Additional paid-in capital	95,394	94,615
Treasury stock	(2,509)	(2,283)
Stock subscriptions receivable	(535)	(585)
(Accumulated deficit) retained earnings	7,990	(3,521)
Accumulated other comprehensive income	2,474	275

Total stockholders' equity	102,816	88,503

Total liabilities and stockholders' equity	$194,219	$184,933

BRISTOL WEST HOLDINGS, INC.

SCHEDULE II

CONDENSED FINANCIAL INFORMATION OF REGISTRANT

STATEMENTS OF OPERATIONS

(in thousands)

	Years ended December 31,
	2002	2001	2000
Income:
Other income	$64	$119	$123

Total income	64	119	123

Cost and Expenses:
Interest expense	3,577	7,655	9,591
Amortization expense	1,009	4,016	3,694
Other expenses	(1,551)	4,874	1,859

Total expenses	3,035	16,545	15,144

Loss before federal income taxes and equity in net earnings (loss) of subsidiaries	(2,971)	(16,426)	(15,021)
Income taxes	(1,326)	(5,882)	(4,056)

Loss before equity in net earnings of subsidiaries	(1,645)	(10,544)	(10,965)
Equity in net earnings (loss) of subsidiaries	13,156	17,576	(10,481)

Net earnings (loss)	$11,511	$7,032	$(21,446)

BRISTOL WEST HOLDINGS, INC.

SCHEDULE II

CONDENSED FINANCIAL INFORMATION OF REGISTRANT

STATEMENTS OF CASH FLOWS

(in thousands)

	Years ended December 31,
	2002	2001	2000
Cash flows from operating activities:
Net earnings (loss)	$11,511	$7,032	$(21,446)
Equity in net earnings (loss) of subsidiaries	(13,156)	(17,576)	10,481
Changes in working capital and other	39,966	23,255	21,114

Net cash provided by operating activities	38,321	12,711	10,149

Cash flows from investing activities:
Capital contributions to subsidiaries	(19,000)	(3,000)	—

Net cash (used in) investing activities	(19,000)	(3,000)	—

Cash flows from financing activities:
Sale of stock	10	155	127
Principal payments on long-term debt	(15,000)	(12,700)	(10,100)
Payments on stock subscription receivable	243	236	90
Acquisition of treasury stock	(227)	(160)	(2,033)

Net cash (used in) financing activities	(14,974)	(12,469)	(11,916)

Net (decrease) increase in cash	4,347	(2,758)	(1,767)
Cash, beginning of period	185	2,943	4,710

Cash, end of period	$4,532	$185	$2,943

BRISTOL WEST HOLDINGS, INC.

SCHEDULE III

SUPPLEMENTARY INSURANCE INFORMATION

For the years ended December 31, 2000, 2001 and 2002

(in thousands)

	Deferred Policy Acquisition Costs	Reserve for Losses and Loss Adjustment Expenses	Unearned Premiums	Earned Premiums	Fee Income and Other	Net Investment Income	Net Realized Capital Gains (Losses)	Losses and Loss Adjustment Expenses Incurred	Amortization of Deferred Policy Acquisition Costs	Other Expenses	Net Written Premium
2002
Property and Casualty	24,516	157,416	122,410	241,013	50,242	6,439	262	200,496	42,068	38,570	236,345

Consolidated	24,516	157,416	122,410	241,013	50,242	6,439	262	200,496	42,068	38,570	236,345

2001
Property and Casualty	14,004	105,993	93,973	158,580	56,082	6,443	972	128,887	50,342	32,097	133,297

Consolidated	14,004	105,993	93,973	158,580	56,082	6,443	972	128,887	50,342	32,097	133,297

2000
Property and Casualty	12,648	81,481	74,361	185,711	33,413	7,848	(173)	167,202	64,290	27,411	142,244

Consolidated	12,648	81,481	74,361	185,711	33,413	7,848	(173)	167,202	64,290	27,411	142,244

BRISTOL WEST HOLDINGS, INC.

SCHEDULE IV

REINSURANCE

(in thousands)

	Gross Amount	Ceded to Other Companies	Assumed From Other Companies	Net Amount	Percentage of Amount Assumed to Net
For the year ended December 31, 2002
Property and casualty insurance premiums	$438,121	$211,252	$14,144	$241,013	6%

Total premiums	$438,121	$211,252	$14,144	$241,013	6%

For the year ended December 31, 2001
Property and casualty insurance premiums	$295,169	$155,475	$18,886	$158,580	12%

Total premiums	$295,169	$155,475	$18,886	$158,580	12%

For the year ended December 31, 2000
Property and casualty insurance premiums	$209,858	$63,245	$39,098	$185,711	21%

Total premiums	$209,858	$63,245	$39,098	$185,711	21%

BRISTOL WEST HOLDINGS, INC.

SCHEDULE VI

SUPPLEMENTARY INFORMATION CONCERNING PROPERTY AND
CASUALTY INSURANCE OPERATIONS

(in thousands)

	Losses and Loss Adjustment Expenses Incurred Related to:
			Paid Losses and Loss Adjustment Expenses
	Current Year	Prior Years
Years ended December 31,
2002	$172,311	$28,185	$157,305
2001	111,574	17,313	147,240
2000	160,874	6,328	160,027

ITEM 17.    UNDERTAKINGS

        (a) The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (c) The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Davie, Florida, on February 9, 2004.

BRISTOL WEST HOLDINGS, INC.
By:	*
	Name:	James R. Fisher
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities indicated on February 9, 2004.

Signature	Title

* James R. Fisher	Chairman, Chief Executive Officer and Director (Principal Executive Officer)
* Randy D. Sutton	Chief Financial Officer (Principal Financial Officer)
* Maria E. Aguilera	Controller
* Perry Golkin	Director
* Todd A. Fisher	Director
* Scott C. Nuttall	Director
*By:	/s/ ALEXIS S. OSTER Alexis S. Oster Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number		Description of Document
1.1		Form of Underwriting Agreement
3.1		Form of Amended and Restated Certificate of Incorporation of the Registrant
3.2		Form of Amended and Restated Bylaws of the Registrant
4.1	**	Form of Certificate of Common Stock
4.2	**	Registration Rights Agreement, dated as of July 10, 1998, between the Registrant and Bristol West Associates LLC
4.3	**	Shareholder Subscription Agreement, dated as of July 9, 1998, between the Registrant and Fisher Capital Corp. LLC
4.4	**	Sale Participation Agreement, dated as of July 9, 1998, among KKR Partners II, L.P., KKR 1996 Fund L.P., Bristol West Associates LLC and Fisher Capital Corp. LLC
4.5	**	Form of Stockholder Agreement for Senior Management
4.6	**	Form of Stockholder Agreement for Employees
4.7	**	Form of Sale Participation Agreement
5.1	**	Opinion of Simpson Thacher & Bartlett LLP
10.1	**	Aggregate Excess of Loss Reinsurance Agreement, effective January 1, 2001, among Coast National Insurance Company, Security National Insurance Company and Inter-Ocean Reinsurance (Ireland) Limited
10.2	**
Quota Share Reinsurance Agreement, effective January 1, 2002, among Coast National Insurance Company, Security National Insurance Company, Bristol West Insurance Company, Bristol West Casualty Insurance Company and National Union Fire Insurance Company of Pittsburgh, PA
10.3	**
Addendum I to Quota Share Reinsurance Agreement, between Coast National Insurance Company, Security National Insurance Company, Bristol West Insurance Company and Bristol West Casualty Insurance Company and National Union Fire Insurance Company of Pittsburgh, PA
10.4	**
Addendum II to Quota Share Reinsurance Agreement between Coast National Insurance Company, Security National Insurance Company, Bristol West Insurance Company and Bristol West Casualty Insurance Company and National Union Fire Insurance Company of Pittsburgh, PA
10.5	**
Quota Share Reinsurance Agreement, effective January 1, 2002, among Coast National Insurance Company, Security National Insurance Company, Bristol West Insurance Company, Bristol West Casualty Insurance Company and Alea London, Ltd.
10.6	**
Addendum I to Quota Share Reinsurance Agreement between Coast National Insurance Company, Security National Insurance Company, Bristol West Insurance Company and Bristol West Casualty Insurance Company and Alea London, Ltd.
10.7	**
Quota Share Reinsurance Agreement, effective January 1, 2002, between Coast National Insurance Company, Security National Insurance Company, Bristol West Insurance Company, Bristol West Casualty Insurance Company and Chubb Atlantic Reinsurance Specialists Ltd.

10.8	**
Addendum I to Quota Share Reinsurance Agreement between Coast National Insurance Company, Security National Insurance Company, Bristol West Insurance Company and Bristol West Casualty Insurance Company and Chubb Atlantic Reinsurance Specialists Ltd.
10.9	**
Addendum II to Quota Share Reinsurance Agreement between Coast National Insurance Company, Security National Insurance Company, Bristol West Insurance Company and Bristol West Casualty Insurance Company and Chubb Atlantic Reinsurance Specialists Ltd.
10.10	**
Credit Agreement, dated as of July 10, 1998, among the Registrant, each party listed on Schedule I thereto, the Chase Manhattan Bank, as Administrative Agent, and the Bank of New York, as Syndication Agent
10.11	**
First Amendment to Credit Agreement, dated as of December 31, 1999, among the Registrant, the various lenders party to the Credit Agreement, the Chase Manhattan Bank, as Administrative Agent, and the Bank of New York, as Syndication Agent
10.12	**	Form of California Broker's Agreement
10.13	**	Letter Agreement, dated as of July 9, 1998, between the Registrant and Fisher Capital Corp. LLC
10.14	**	Amendatory Agreement to Letter Agreement between the Registrant and Fisher Capital Corp. LLC, dated as of December 18, 2000
10.15	**	Amendatory Agreement to Letter Agreement between the Registrant and Fisher Capital Corp. LLC, dated as of January 1, 2002
10.16	**	Stock Option Plan for the Management and Key Employees of the Registrant and Subsidiaries
10.17	**	Employment Agreement, dated as of January 1, 2004, between James R. Fisher and Bristol West Holdings, Inc.
10.18		2004 Stock Incentive Plan for the Registrant and Subsidiaries
21.1	**	List of Subsidiaries of the Registrant
23.1	**	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)
23.2	**	Consent of Deloitte & Touche LLP
24.1	**	Power of Attorney

*
To be filed by amendment.
**
Previously filed.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
INDEPENDENT AUDITORS' REPORT
BRISTOL WEST HOLDINGS, INC. SCHEDULE I SUMMARY OF INVESTMENTS—OTHER THAN INVESTMENTS IN AFFILIATES (in thousands)
BRISTOL WEST HOLDINGS, INC. SCHEDULE II CONDENSED FINANCIAL INFORMATION OF REGISTRANT BALANCE SHEETS (in thousands)
BRISTOL WEST HOLDINGS, INC. SCHEDULE II CONDENSED FINANCIAL INFORMATION OF REGISTRANT STATEMENTS OF OPERATIONS (in thousands)
BRISTOL WEST HOLDINGS, INC. SCHEDULE II CONDENSED FINANCIAL INFORMATION OF REGISTRANT STATEMENTS OF CASH FLOWS (in thousands)
BRISTOL WEST HOLDINGS, INC. SCHEDULE IV REINSURANCE (in thousands)
BRISTOL WEST HOLDINGS, INC. SCHEDULE VI SUPPLEMENTARY INFORMATION CONCERNING PROPERTY AND CASUALTY INSURANCE OPERATIONS (in thousands)
SIGNATURES
EXHIBIT INDEX